Exhibit 23.3

CONSENT OF HOWE BARNES HOEFER & ARNETT, INC.

We hereby consent to the use of our firm’s name under the heading “Opinion of OMNI BANCSHARES, Inc. Financial Advisor” in IBERIABANK Corporation’s registration statement on Form S-4 (the “Registration Statement”) and to the filing of our fairness opinion with the Securities and Exchange Commission as Appendix B to the proxy statement/prospectus included in the Registration Statement.

/s/ Howe Barnes Hoefer & Arnett, Inc.

Chicago, Illinois

April 28, 2011